Exhibit 99.1

THOMSON REUTERS

EDITED TRANSCRIPT

Q1 2018 NXT-ID Inc Earnings Call

EVENT DATE/TIME: MAY 16, 2018 / 1:00PM GMT

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MAY 16, 2018 / 1:00PM GMT, Q1 2018 NXT-ID Inc Earnings Call

CORPORATE PARTICIPANTS

Gino Pereira NXT-ID Inc. - President, CEO

Vin Miceli NXT-ID Inc. - VP, CFO

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

Stanley Washington NXT-ID Inc. - CRO, President Healthcare

CONFERENCE CALL PARTICIPANTS

Brian Kinstlinger Alliance Global Partners - Analyst

Kris Tuttle SoundView Technology Group - Analyst

PRESENTATION

Operator

Welcome to the NXT-ID Quarterly Investor Update Webcast.

(Operator Instructions)

As a reminder, this conference call is being recorded.

I would now like to turn the conference over to Gino Pereira, Chief Executive Officer.

Gino Pereira NXT-ID Inc. - President, CEO

Thank you, everyone, for joining our call today to discuss NXT-ID’s audited financial and operational results three months ended March 31, 2018 and a general update on the progress of our business.

So during this morning’s call we’ll be making forward statements, which consist of statements that cannot be confirmed by reference to existing information, including statements regarding our beliefs, goals, expectations, forecasts, projections and future performance and the assumptions underlying such statements. Please note that there are a number of factors that will cause actual results to differ materially from our forward-looking statements, including the factors identified and discussed that will be talked about today and in the 10-Q that was published late last night.

Please recognize that except as required by applicable law, we undertake no duty to update any forward-looking statements, and you should not place any undue reliance on such statements.

With me on the call today is Vin Miceli, our Chief Financial Officer; and Michael Orlando, our Chief Operating Officer and President of FitPay, our payments division; and Stanley Washington, Chief Revenue Officer and Head of our Healthcare division. I’ll begin the call then turn the call over to Vin for a review of our financial results then to Mike and Stan for an update on the payments and healthcare, respectively. We’ll then take few questions from analysts on the call.

The first quarter of this year is really best characterized as steady progress for us, I think. On an absolute revenue basis, we were down compared with the same period in 2017, but gross profit was approximately the same and revenues in Q1 2018 were about 10% up on those of Q4 of 2017.

Expenses for Q1 2018 were only higher compared to the same period last year in 2017, due to the additional expenses from the FitPay merger. So our expenses were really well-controlled over the last year. And in terms of things that we achieved on the payment side, Garmin launched a second smartwatch carrying the FitPay payment technology forward, and we continue to make development progress on Flip, our crypto conversion product, as well as the new payment platform for new customers. And Mike will go into that into more detail, I’m sure.

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MAY 16, 2018 / 1:00PM GMT, Q1 2018 NXT-ID Inc Earnings Call

And in healthcare, LogicMark continued to outperform, which it has done almost every month since we’ve acquired the company about two years ago. In Q1, we also started to gather market feedback for our plan for wider distribution to test in a major big box store, as well  as direct marketing through infomercials. These valuable tests will shape the way in which we bring LogicMark’s products, which are already very successful in the current target market to a much wider customer base.

We’re steadily working our plan, and I think we’re on track to achieve our goal for 2018 and beyond. That’s a brief summary of the quarter. And I will now pass it on to Vin Miceli to talk about financials in a bit more detail. Thank you.

Vin Miceli NXT-ID Inc. - VP, CFO

Thank you, Gino. Again, Vin Miceli, Chief Financial Officer of the company. I’d like to summarize the first quarter results as compared to the first quarter of 2017.

So revenues came in for Q1 2018 slightly below $5 million as compared to about $6.7 million in the comparable 2017 quarter. The primary reason for the reduction there was, we had a shortfall in Flye card shipments to WorldVentures, which we anticipated and, as you all know, we disclosed in our annual report for 2017.

That shortfall was partially offset by increased revenues at the LogicMark level. The revenues were up slightly on a quarter-over-quarter basis and also was partially offset by the contribution of revenues from FitPay. At the gross profit level, gross profit remained flat at about $3.5 million in both the first quarter of ’18 versus the first quarter ’17.

In terms of our operating expenses, the operating expenses, as Gino pointed out earlier, were up fairly significantly. They were up about $1.8 million on a quarter-over-quarter basis, mainly due to the layering on of the FitPay overhead and the amortization of the intangibles that essentially came out of the acquisition of FitPay. In terms of our operating profit/loss, if you will, we actually lost about $700,000 in Q1 ’18 versus $1.1 million gross profit in the comparable ’17 quarter.

Interest expense was down considerably in the first quarter of ’18, mainly due to lower average debt levels on a quarter-over-quarter basis. As you know, we had delevered roughly $3 million of the revolver borrowings, and so we incurred the benefit of that reduction in debt. We also had all of the convertible exchange notes converted, and so we saved a considerable amount of interest on the note discount. In terms of net loss, we came in around $1.6 million for the quarter versus $750,000 last quarter.

Moving over to our balance sheet, we ended the quarter with $4.4 million in cash and had favorable working capital somewhere in the neighborhood of $800,000, which was encouraging. In terms of our debt, debt levels remained relatively flat from year-end, no material changes either way in our long-term liabilities. And our overall equity ended the quarter at $18.2 million and we were at $19.1 million at the end of the year. That’s a brief summary of what’s transpired on Q1.

And with that, I’ll turn it back over to Gino.

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

Hello?

Gino Pereira NXT-ID Inc. - President, CEO

Sorry. We’ll now turn it back to Mike Orlando, our Chief Operating Officer and President of FitPay, and he’ll give us a summary of what’s been happening in the payments division.

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

Yes, thanks, Gino. Good morning, everyone. So first quarter for the Payment division continued to build on the success we had coming out of 2017. And in terms of accomplishments, we announced our network services agreement with Discover to innovate the FitPay Payment Platform to their tokenization service, which is called Discover Digital Exchange.

This agreement will not label the Discover cardholders and their alliance partner cardholders to easily contactless payments, and they have the retail locations that accept NFC or contactless transactions. Under this agreement, we’ve completed the integration and we expect to launch the service later this quarter with our major partner, Garmin.

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MAY 16, 2018 / 1:00PM GMT, Q1 2018 NXT-ID Inc Earnings Call

This agreement is a milestone for us because it represents an expansion of our platform that we now include the three major networks around the globe -- Visa, Master Card and Discover. In addition to that, the service for Garmin Pay continues to grow. We’ve added up to 15 new countries worldwide and over 150 banks that are supporting that service, and those banks continue to onboard to our platform essentially on a weekly basis.

As Gino mentioned in his opening remarks, in February, Garmin announced its second smartwatch, the Forerunner 645, which now includes Garmin Pay. The service is now available on two of their newest smartwatch lines, which are the Vivoactive 3 and the Forerunner 645.

I think what’s significant about the addition of the Forerunner 645 is a very runner-specific watch and it brings not only the payment capabilities, but onboard music. Those athletes and even casual runners that are dedicated to their sport, they now have a single device that they can leave their home and take their music, payments and all their tracking capabilities with them without having to bring their Smartphone on the run with them.

In addition to that, we’re also continuing to expand the capabilities of the FitPay platform overall, and we’re in the process of integrating to cryptocurrency exchanges and new banking partners to allow those capabilities onto the platform.

We announced late last year and continued to develop the Flip product, which is a new contactless payment device that will allow bitcoin holders to use the value of their currency to make purchases in USD at millions of retail locations around the world. The new device, as I mentioned, leverages our platform. And as we develop those innovations with the new exchange and the issuing partner, we expect those products to ship later this quarter.

And then lastly, I think, for us, these milestones represent the three building blocks of our business that are critical to our growth strategy. The first is obviously the expansion of our capabilities with not only the networks, but also the cryptocurrency enablement adding new devices and new device partners to build on the number of the wallets deployment. And also as we continue to build on the card networking issuers, new users around the world have access to our platform.

And with that, I’ll turn it back to Gino.

Gino Pereira NXT-ID Inc. - President, CEO

Thanks very much, Mike.

And now finally to Stanley Washington, who is our Chief Revenue Officer and the Head of our Healthcare division. Thanks, Stan.

Stanley Washington NXT-ID Inc. - CRO, President Healthcare

All right. Thank you, Gino, and good morning everyone.

LogicMark continued its strong momentum coming out of last year and has really been moving consistently and strongly into 2018. Revenue for first quarter is up 9.5% year-over-year with our gross margin up for the quarter over 2017 by 3.6%.

Our performance in the government and commercial channels continues to be very strong across all of our products. And we have been really successful in the first quarter in launching and finalizing our technology roadmap, which has allowed us to start the development of the next-generation of non-monitored, no monthly fee wide-based products for in-home and commercial applications. This is a platform, which will also be able to be expanded into the monitored channel as well. We continued our retail pilot into first quarter of this year as well, and we have good expectation of additional retail channels into the second quarter.

As Gino mentioned, we also launched our 10-day direct response media pilot and had really good response rate, and we look forward to further testing and refinement into the second quarter.

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MAY 16, 2018 / 1:00PM GMT, Q1 2018 NXT-ID Inc Earnings Call

Overall, this continues our path on healthcare into further leveraging the aged population, driving more connectivity through our products and opportunities into this particular segment, and really looking to open new channels and areas of growth through telehealth and other very unique platforms within healthcare.

I’ll turn this back over to Gino. Thank you.

Gino Pereira NXT-ID Inc. - President, CEO

Okay. Thanks very much, Stan. And I think, with that, we can turn it over to take some questions from analysts. Thank you.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions)

Brian Kinstlinger with Alliance Global.

Brian Kinstlinger Alliance Global Partners - Analyst

Can you remind us what the revenue run rate for LogicMark was when you acquired them? And then maybe what they’ve generated revenue in ’17 and the growth rate in ’18. It seems to be one of the big drivers right now for you, so I just kind of want to lay that out.

Vin Miceli NXT-ID Inc. - VP, CFO

Yes, we can kind of talk in percentages. We don’t actually split out. We haven’t split out, I believe, revenues --

Brian Kinstlinger Alliance Global Partners - Analyst

Yes, the K or Q.

Vin Miceli NXT-ID Inc. - VP, CFO

-- yes, sector by specifically. But the revenue, in roundabout terms in the last two years, has probably grown about 30%, I would say.

Brian Kinstlinger Alliance Global Partners - Analyst

In aggregate?

Vin Miceli NXT-ID Inc. - VP, CFO

Yes.

Brian Kinstlinger Alliance Global Partners - Analyst

Compounded, right, aggregate?

Vin Miceli NXT-ID Inc. - VP, CFO

Yes.

Brian Kinstlinger Alliance Global Partners - Analyst

I mean, I think, it’s a big part of the business right now. Are you able to discuss what the kind of gross margin in that business is versus the payments business?

Vin Miceli NXT-ID Inc. - VP, CFO

We don’t specifically discuss it. There’s actually some variability even within payments and itself and variability within healthcare itself, right, depending on -- it’s customer-dependent and platform-dependent.

So, what you see on the financial statements is kind of a blend of all of them, obviously, probably a little heavy-weighted towards LogicMark, but we have some -- so, for instance, on the payment side, the WorldVentures delivery so that we haven’t delivered work as many as we delivered last year to them. That’s a very small margin product for us, so at the end of the year, we’re layering on FitPay’s additional revenues. And LogicMark is performing well, and the gross profit is pretty much the same as it was a year ago even though revenues were down very much, so it does jump around a little bit.

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MAY 16, 2018 / 1:00PM GMT, Q1 2018 NXT-ID Inc Earnings Call

Stanley Washington NXT-ID Inc. - CRO, President Healthcare

It does. What I would add there is, I mean, you can simply take the consolidated results and you can see that the gross profit margin on a consolidated basis approximates 70%. When you take all of the businesses combined, the gross profit is still in that 70% range, which is quite handsome for the company on a combined basis without getting into the details by company.

Brian Kinstlinger Alliance Global Partners - Analyst

Yes. I know you can’t do it quantitatively, but qualitatively, can you discuss Garmin and maybe Garmin Pay activation? And when might you think that activation start to pick up? The second watch, is it going to take some time to try to gauge? What you guys are thinking there?

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

Yes. So, Gino I can address that, if you like. Well, I’m Michael Orlando.

Yes. We’ve been very pleased with the activation. As you mentioned, Brian, we can’t talk quantitatively about the numbers of activation to disclosing like Garmin itself doesn’t disclose the number of devices that they sell. They talk about growth rates of their devices. I think what’s important is that, when they announced their first quarter earnings, their Wearables division was up 24% in terms of sales year-over-year. That sector of the Garmin business continues to grow, and we’re seeing the fruits of that, so the outcomes of that as the activations, and that growth has largely been driven by the new devices that are in the marketplace.

And so as they continue to do two things, one, add new devices like the Forerunner and then others that may come down the road later this year, but also and as importantly, more banks grow onto our platform were based in the markets in which they sell. Throughout Europe and Asia, which is where we’ve seen a lot of the growth in the first quarter, you’re seeing those markets slide up, and where they have a strong presence, we’re seeing the growth in activations there as well.

Brian Kinstlinger Alliance Global Partners - Analyst

Yes. Thank you. And this is a follow-up, I probably asked this last quarter, but what’s going on with Garmin with the publicity of you working with them? What’s going on with other OEMs coming to you to partner to create payments on other devices?

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

Yes, so that activity continues to grow. I think a lot of input and inquiries in projects in flight with both branded watches. And I would say they’re in two categories, so in the smartwatch category and smart device category, but then I think, which is probably even more interesting in kind of the traditional watch market that are looking to add features and capabilities that some of the smartwatches have, so some of the things that smartwatches have, they want to bring into a traditional watch and payments being a key component of that.

And we’re seeing quite a bit of activity in that market, and we expect to have some of those new devices or watches, if you will, launched in later this year with some integration projects or some large, what I would say, traditional watch and fashion brands that will have payment capabilities in their new lines later this year.

Brian Kinstlinger Alliance Global Partners - Analyst

And can you remind us what competition is? I mean, who else is even trying to do that? Who has the capabilities to go into these OEMs and try to compete with you?

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

Yes. The way that contactless payments or token at contactless payments get enabled on a device is two different models. There’s particular element, which is our methodology, which is a hardware on play where that’s secured, and then there’s a software on play. The software piece is predominantly done in the Smartphone [brand] because of the amount of processing power. You see that in Samsung Pay and Android Pay as an example.

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MAY 16, 2018 / 1:00PM GMT, Q1 2018 NXT-ID Inc Earnings Call

On the secured element, we’re the first and remain only integrated, what they call, token request or token service provider for Visa, and MasterCard and Discover that can enable us on other device OEMs. And so in that particular area, to date, we’re the only service available. There are other larger companies like Gemalto and Oberthur that are looking at potentially adding this and doing some things, but we think that we’ve got quite a bit of lead time ahead of them.

And also as we develop the network of the banks and the simplicity of our integration, the cost of our integration have a lot of advantages working with these companies versus some of these bigger guys that are just really slow to move and not as flexible and nimble as we built our company around.

Brian Kinstlinger Alliance Global Partners - Analyst

Great, thanks. And last question I have, and I’ve written about it a ton, because you’ve been able to really make some press releases, as well as Garmin’s website. But as you’re building out the payments ecosystem, can you talk about how far along you are you think in getting the banks to approve your technology? I don’t know if you can do this, but maybe can you talk about how many of the top 10 issuing banks have approved your technology?

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

Yes. We’re making really good progress. The banks come onboard in two different ways. They either follow the certified path that we’ve created with the networks or they do some other testing and some other business in terms of services that we have to figure out, and this is mostly banks outside the U.S. looking for us to opt into some new terms and services.

And those new terms and services, meaning, contracts, are predominantly centered around data privacy because of the data privacy rules that are more stringent in Europe and making sure that we’re compliant with those data privacy rules, and so we’re having to opt in to some agreements with those banks to cover our self on that.

In the U.S., we’ve got the top 10 issuing banks. We’re at seven, and so eight of the top 10 and we’re about to announce in the next three weeks or launch in the next three weeks the top three bank that really drive additional activations. We’re making really good progress there.

Brian Kinstlinger Alliance Global Partners - Analyst

Wow, I realized you would have (inaudible). Great. Thanks for taking my questions.

Operator

(Operator Instructions)

Kris Tuttle with SoundView.

Kris Tuttle SoundView Technology Group - Analyst

Since we’re on FitPay right now, I know you can’t break out the Garmin revenue explicitly, but can you confirm that the monthly revenue that you’re seeing from the Garmin relationship is going up each month as the market matures?

Gino Pereira NXT-ID Inc. - President, CEO

Mike, do you want to (multiple speakers) --?

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

Yes.

Gino Pereira NXT-ID Inc. - President, CEO

-- (multiple speakers) yes, please.

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MAY 16, 2018 / 1:00PM GMT, Q1 2018 NXT-ID Inc Earnings Call

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

Yes, absolutely.

Kris Tuttle SoundView Technology Group - Analyst

Yes. I mean, we love more specific numbers about your experience with activations and device use. We’d love to hear that today, but if not, it’s something that we would love to hear going forward, I think.

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

Yes. In terms of the growth, we’ve seen kind of two things. One, the type of user that Garmin attracts is more feature-intuitive. And the user flow to add Garmin Pay was also developed in a way that really made it easy for them to activate their wallet when they bought their new device. And so with those two things, we’re seeing a higher rate of activation than has been seen by other devices in the market. If you compare us to some of the other pays out there, comparatively we’re seeing higher activations, always we believe we’re seeing higher activations.

At the same time, as I mentioned the Forerunner 645, because that’s dedicated to a specific category of athlete, the runner, and one of the big drivers for them is having all the capabilities to do their run without taking their phones, their bulky phone. And with the payments and music all in the single and really high-tech running device, that engagement with that category of user is really high.

Now, those devices are a bit more expensive. I think, the base model for the Forerunner 645 starts at $399. And so the category of consumer that’s buying it, it’s not a mass market watch, but the percentage of the activated users for us has been -- we’re really pleased with it. Let’s leave it at that.

Kris Tuttle SoundView Technology Group - Analyst

Okay. And can you give us an update on the Flip? Can you talk about pre-orders or any early testing or when that is actually going to start to [step in] in the quarter?

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

Yes. So Flip is coming along really well. The first prototypes have been delivered and are in test. We’ve been diligently working on the platform integration necessary, so we needed to do two key things on the platform to enable Flip to exist in the marketplace.

The first was to partner with and integrate to cryptocurrency exchange to allow for folks with their bitcoin wallets to connect to our wallet and make that exchange happen. And so that integration work both from, like I said, like from business side and from techno side has been in flight and is nearly complete. And then we also had them connect to banking a relationship here in the U.S. for the funding USD, and so separate from our other banking relationship that we already had in place.

And so those technical pieces are (inaudible) known every [building] that we’re doing, but they also require a bit of a new compliance and diligence work that we had to go through, so that’s been a bit slower that we anticipated, but we’re nearly through that process and still expect to have the first shipments go out the door by the end of the quarter.

Kris Tuttle SoundView Technology Group - Analyst

Okay. And what kind of - are you actively promoting the Flip or what’s the pre-order activity looks like?

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

Yes. The pre-order activity has been steady. We went out of the gate with some advertising, and we’re doing some initial marketing and continue to drive on that, and we’re looking for the right buttons to push. We did some advertising on their direct exchanges now and trying to develop that.

We haven’t spent a whole lot of marketing funds during the pre-order period just because of the cost of device and the timeframe, which typically people tend to shy away from that. I think what’s more importantly is, as we’ve been doing the marketing campaigns, the interest list has continued to grow pretty significantly, meaning, that people are telling us, hey, we’re ready to go, let me know and I’m ready to buy. And so we expect once we get closer to actual deliveries that we’ll do more aggressive outreach to build that list and also ramp-up the advertising and marketing to drive more sales out the door.

I think the other thing that we should mention is that we’re talking to distribution partners and branding partners for us to help get to broader bases of consumers in the bitcoin and cryptocurrency community.

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MAY 16, 2018 / 1:00PM GMT, Q1 2018 NXT-ID Inc Earnings Call

Kris Tuttle SoundView Technology Group - Analyst

Okay, all right. Thanks.

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

Yes, so we want to (inaudible) our own, right? We want to find partners to help drive more mass adoption for us.

Kris Tuttle SoundView Technology Group - Analyst

Yes, it makes sense. One last question on FitPay, I mean, you guys are in a very unique position in terms of the hardware and tokenization. And Garmin is going well. I know you’re working with some other watch companies, but do you have any visibility on how other wearable devices that have partnered with you or are going to partner with you are doing in this area? Are they going to begin to be material for you this year?

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

Yes, we believe so towards the third and fourth quarter. We’ll launch a couple of new device partners towards the end of the second quarter because there will be really small pilots and in defined markets in Europe for the most part. And so for this third quarter, largely, it’s Garmin and some other projects that we have in flight, but then that ramp and on-boarding will start to happen towards the latter half of the year.

Kris Tuttle SoundView Technology Group - Analyst

Okay, thanks. That’s clear. A couple of questions on the LogicMark side of the business. You guys have talked about pilots that you’re doing, and I know that you had some earlier pilots that ran at issues with weather in the Southeast and things like that. What are you guys looking for in the pilot? When do you expect to go from these pilots to actual stocking and selling through some of these big box retailers?

Stanley Washington NXT-ID Inc. - CRO, President Healthcare

Gino, I can take that. This is --

Gino Pereira NXT-ID Inc. - President, CEO

Yes, please. Okay.

Stanley Washington NXT-ID Inc. - CRO, President Healthcare

-- Stan. Thank you.

Yes. So, as you know, we’ve been really working diligently on the pilots coming out of 2017. We had one in particular with a very large retailer, and it really was an opportunity for us, I think, to learn a lot about positioning of the product, particularly to the direct consumer.

Right now, we’re the dominant player in the non-monitored space and our goal is to really leverage that and to hopefully accelerate LogicMark’s overall growth a bit by driving additional channel. I thought we picked up some really good learning.

The pilots went well, making that as well as it probably could have done as a result of some of other challenges and other factors that were in place. But it did give us, I think, a significant amount of confidence in looking to continue and to move forward with other retail partners. We are actually in the process of pushing pretty aggressively to other large big box players.

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MAY 16, 2018 / 1:00PM GMT, Q1 2018 NXT-ID Inc Earnings Call

And I think that you’ll see and hopefully we’ll be able to report in the second quarter at least one or additional partners that will be able to be in a more expanded pilot program that will lead to a large fulfillment and rollout. I think that this is our overall growth strategy and an area of focus that we are really putting a lot of momentum behind.

Kris Tuttle SoundView Technology Group - Analyst

Okay. And then we talked, I think, last quarter about the opportunities for LogicMark. You mentioned here that the technology roadmap and the potential for new products, which I think we all agree this market is fertile ground for. Are you going to have some sort of launch event or is there an industry conference or when do you think we’ll see the fruits of sort of this technology roadmap and new product opportunity kind of hit the public?

Gino Pereira NXT-ID Inc. - President, CEO

Yes, really great question. Definitely, we see a lot of opportunity particularly in the telehealth space. And as part of this technology roadmap that we put in place we’re developing currently product opportunities to go directly into that particular area as low as to leverage what we’re already doing in the non-monitored space with some of the key verticals that we currently have.

I think that we’re on pace and we are in the process now of lining up and building out our pilot opportunities in that particular area, doing a bit more testing and ensuring we have a good delivery of our infrastructure and also our ability to deliver the technology really in a strong way. I think that you’ll be able to see as we get into Q2, Q3 a real rollout of this particular initiative forum.

Our goal is, without question, to put it in place in 2018. And I think that we’re moving pretty consistently down that path, so we haven’t finalized our overall rollout strategy, but I think that you’ll see evidence of it in the coming quarters.

Kris Tuttle SoundView Technology Group - Analyst

Okay, thanks. And then two kind of corporate questions or a couple anyway, I see that accounts receivable slightly declined, which is nice. Do you guys anticipate showing sequential improvements in accounts receivable going forward?

Gino Pereira NXT-ID Inc. - President, CEO

Vin, do you want to take that or I --

Vin Miceli NXT-ID Inc. - VP, CFO

Yes, I mean --

Gino Pereira NXT-ID Inc. - President, CEO

It’s all right?

Vin Miceli NXT-ID Inc. - VP, CFO

-- I think it’s a function of how well we perform at the revenue line prospectively. I think that this slight decline, I mean, it’s roughly $150,000 down from year-end, so I really don’t know that that’s ultra significant at this point. But I mean, to me, it’ll bounce back as revenues continue to grow prospectively.

Kris Tuttle SoundView Technology Group - Analyst

Okay. And then on the balance sheet, you provided the quarter ending cash figure. Can you update us on the debt refinancing, the high interest that you wanted to refinance and also where your current cash balance is?

Gino Pereira NXT-ID Inc. - President, CEO

It’s Gino, I’ll take that. So, the debt refinancing is going well, so we hope to be able to announce something very shortly about that and we’re pleased with what looks like we’re going to be ending up. And the cash balance basically, we had a significant milestone come up and that the last payment for the LogicMark turnout came up, and so that was paid out of our cash balance.

So, our cash balance is probably in the $2 million-ish mark for the moment, but we’re comfortable where we for now and we have some other things in place. But what was good was that we now no longer have a situation where we have any big lump sum milestone payments or anything else coming up in the future, so all of that is now behind us. LogicMark is 100% paid forth as such, and so we’re happy with that.

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MAY 16, 2018 / 1:00PM GMT, Q1 2018 NXT-ID Inc Earnings Call

Kris Tuttle SoundView Technology Group - Analyst

Okay. One other question on the operating expenses, so you guys now actually have an R&D budget, which is great. Can you give a little more color on like how many people are in R&D and like what the split is between the FitPay and payments area and the LogicMark in terms of where your R&D investments are going now?

Gino Pereira NXT-ID Inc. - President, CEO

I’ll let Mike take that one. As Chief Operating Officer, he has a lot of insight on the R&D department.

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

Okay, sure. We look at R&D in two ways, so it’s co-engineering work. And what we did (inaudible) and then also research into new project developments and new products, that Stan mentioned, new projects on the healthcare side, LogicMark side, then also new product and projects that we’re working on in the payments group. But the day-to-day work is the engineering work that goes into serve both businesses, and what we did coming out of 2017 was combining all those engineering resources under one group that, as you mentioned, is now our R&D division.

And so the way that we develop the teams are shared based on project priority, so at any given time, those teams are working on projects that are working, enabling and benefiting the Payments business and Healthcare business. And so we’ve got initiatives going on in parallel.

I would say that because of the large portion of those engineering resources, it came from FitPay and we’re on the Payments Division, those products were in flight. It’s probably a 70-30 split right now between the Payments division and Healthcare, but as we add people and roll-off those projects we’re going to dedicate more resources to serve both businesses equally.

Kris Tuttle SoundView Technology Group - Analyst

Okay, that makes sense. And where are the bulk of those people located?

Michael Orlando NXT-ID Inc. - COO, President Fit Pay, Inc.

The split between Boulder, Colorado, which is where we had started and then Melbourne, Florida.

Operator

And I’m currently showing no further questions at this time. I’d like to turn the call back over to Gino Pereira for closing remarks.

Gino Pereira NXT-ID Inc. - President, CEO

Great. Thank you so much. I think a steady quarter for us, nothing spectacular that jumps out, but very steady grinding away quarter. We’re making progress towards one of our goals, very excited for the balance of the year, particularly the second half of the year as I think as you’ll see some of the fruition of the things that we’re working at. And so far, I think, we’re on track to achieve the goals and budgets that we have set for ourselves, so pleased with that.

And thank you very much for being on the call. I know we overran a little bit, so we’ll sign off now. Thanks again.

Operator

Ladies and gentlemen, this concludes today’s conference. Thanks for your participation.

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MAY 16, 2018 / 1:00PM GMT, Q1 2018 NXT-ID Inc Earnings Call

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